EXHIBIT 4-g


            ____________________________________


          PREFERRED SECURITIES GUARANTEE AGREEMENT


                      KCPL Financing __


               Dated as of ____________, 199_


            ____________________________________

                      TABLE OF CONTENTS

                          ARTICLE I
               DEFINITIONS AND INTERPRETATION

Section 1.1.  Definitions                                   1
Section 1.2.  Interpretation.                               5

                         ARTICLE II
                     TRUST INDENTURE ACT

Section 2.1.  Trust Indenture Act; Application              5
Section 2.2.  Lists of Holders of Preferred Securities      5
Section 2.3.  Reports by the Guarantee Trustee              6
Section 2.4.  Periodic Reports to Guarantee Trustee         6
Section 2.5.  Evidence of Compliance with Conditions
                Precedent                                   6
Section 2.6.  Events of Default; Waiver.                    6
Section 2.7.  Events of Default; Notice                     7
Section 2.8.  Conflicting Interests                         7

                         ARTICLE III
       POWERS, DUTIES AND RIGHTS OF  GUARANTEE TRUSTEE

Section 3.1.  Powers and Duties of the Guarantee Trustee    7
Section 3.2.  Certain Rights of Guarantee Trustee           9
Section 3.3.  Not Responsible for Recitals or Issuance of
                Guarantee                                   11

                         ARTICLE IV
                      GUARANTEE TRUSTEE

Section 4.1.  Guarantee Trustee; Eligibility                12
Section 4.2.  Appointment, Removal and Resignation of
                Guarantee Trustee                           12

                          ARTICLE V
                          GUARANTEE

Section 5.1.  Guarantee                                     13
Section 5.2.  Waiver of Notice and Demand                   13
Section 5.3.  Obligations Not Affected                      13
Section 5.4.  Rights of Holders                             14
Section 5.5.  Guarantee of Payment                          15
Section 5.6.  Subrogation                                   15
Section 5.7.  Independent Obligations                       15

                         ARTICLE VI
          LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1.  Limitation of Transaction                     15
Section 6.2.  Ranking                                       16

                         ARTICLE VII
                         TERMINATION

Section 7.1.  Termination                                   16

                        ARTICLE VIII
                       INDEMNIFICATION

Section 8.1.  Exculpation                                   17
Section 8.2.  Indemnification                               17

                         ARTICLE IX
                        MISCELLANEOUS

Section 9.1.  Successors and Assigns                        18
Section 9.2.  Amendments                                    18
Section 9.3.  Notices                                       18
Section 9.4.  Benefit                                       19
Section 9.5.  Governing Law                                 19

          PREFERRED SECURITIES GUARANTEE AGREEMENT


           THIS PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Guarantee Agreement"), dated as of ____________, 199_, is executed and delivered by KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (the "Guarantor"), and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of KCPL Financing _, a Delaware statutory business trust (the "I ssuer").


                    W I T N E S S E T H:

           WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ____________, 199_, among the trustees of the Issuer, the Guarantor as Sponsor and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $___________ aggregate stated liquidation amount of its ____% Trust Origi nated Preferred Securities (the "Preferred Securities"); and

           WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.


                          ARTICLE I
               DEFINITIONS AND INTERPRETATION

           Section  1.1.   Definitions.  In  this  Guarantee
Agreement, unless the context otherwise requires: (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1; (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout; and (c) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agree ment unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

Affiliate:

          The term "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933 or any successor rule thereunder.

Business Day:

          The term "Business Day" means any day other than a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or required by any applicable law to close.

Common Securities:

           The term "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

Covered Person:

           The term "Covered Person" means any Holder or beneficial owner of Preferred Securities.

Event of Default:

          The term "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

Guarantee Payments:

           The term "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

Guarantee Trustee:

           The term "Guarantee Trustee" means The First National Bank of Chicago, as trustee under this Guarantee Agreement, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Guarantee Trustee.

Holder:

           The term "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

Indemnified Person:

           The term "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners,
employees,  representatives  or  agents  of  the   Guarantee
Trustee.

Indenture:

           The term "Indenture" means the Indenture dated as of ___________, 199_, between the Guarantor (the "Debenture Issuer") and The First National Bank of Chicago, as trustee, and any amendment thereto and any indenture supplemental thereto pursuant to which certain unsecured subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

Majority in liquidation amount of the Securities:

           The term "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or maturity, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

Officers' Certificate:

           The term "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                (a)   a  statement  that each  such  officer
          signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                (b)   a  brief statement of the  nature  and
          scope   of   the   examination  or   investigation
          undertaken by each such officer in rendering the Officers' Certificate;

                (c)  a statement that each such officer  has
          made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d)   a  statement  as to  whether,  in  the
          opinion of each such officer, such condition or covenant has been complied with.

Person:

            The term "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

Responsible Officer:

           The term "Responsible Officer", when used with respect to the Guarantee Trustee, means the Chairman of the board of directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of that officer's knowledge of and familiarity with the particular subject.

Subordinated Debentures:

           The term "Subordinated Debentures" means the series of unsecured subordinated debt securities of the Guarantor designated the ____% Junior Subordinated Defferable Interest Debentures due ___________, ____ held by the Property Trustee of the Issuer.



Successor Guarantee Trustee:

           The term "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

Trust Indenture Act:

           The  term  "Trust Indenture Act" means the  Trust
Indenture Act of 1939.

           Section 1.2. Interpretation. Each definition in this Guarantee Agreement includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Guarantee Agreement as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Guarantee Agreement. References to Articles and Sections mean the Articles and Sections of this Guarantee Agreement unless otherwise specified.


                         ARTICLE II
                     TRUST INDENTURE ACT

          Section 2.1.  Trust Indenture Act; Application.

           (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

           (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

           Section  2.2.   Lists  of  Holders  of  Preferred
Securities.
           (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date, (i) within ten Business Days after January 1 and June 30 of each year, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee, pro vided that the Guarantor shall not be obligated to provide such List of Holders at any time when the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

           (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

           Section 2.3. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee
Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

            Section 2.4. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

            Section 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section  314(c)(1) may be given in the form of an  Officers'
Certificate.

           Section 2.6. Events of Default; Waiver. The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          Section 2.7.  Events of Default; Notice.

           (a) The Guarantee Trustee shall, within 90 days after a Responsible Officer has knowledge of the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

           (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

            Section 2.8. Conflicting Interests. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                         ARTICLE III
                POWERS, DUTIES AND RIGHTS OF
                      GUARANTEE TRUSTEE

           Section  3.1.  Powers and Duties of the Guarantee
Trustee.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders of the
Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Holder of Preferred Securities exercising the rights of such Holder pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

           (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guaran tee Agreement for the benefit of the Holders of the Preferred Securities.

           (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)   prior  to the occurrence  of  any
     Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                     (A)  the duties and obligations of
          the  Guarantee  Trustee shall  be  determined
          solely  by  the  express provisions  of  this
          Guarantee   Agreement,  and   the   Guarantee
          Trustee  shall not be liable except  for  the
          performance of such duties and obligations as
          are  specifically set forth in this Guarantee
          Agreement,   and  no  implied  covenants   or
          obligations shall be read into this Guarantee
          Agreement against the Guarantee Trustee; and

                    (B)  in the absence of bad faith on
          the   part  of  the  Guarantee  Trustee,  the
          Guarantee Trustee may conclusively  rely,  as
          to  the  truth  of  the  statements  and  the
          correctness   of   the   opinions   expressed
          therein,  upon any certificates  or  opinions
          furnished   to  the  Guarantee  Trustee   and
          conforming  to  the  requirements   of   this
          Guarantee Agreement; but in the case  of  any
          such certificates or opinions that by any pro
          vision hereof are specifically required to be
          furnished  to  the  Guarantee  Trustee,   the
          Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

               (ii)  the Guarantee Trustee shall not be
     liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee
     Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

              (iii)  the Guarantee Trustee shall not be
     liable with respect to any action taken or omitted
     to be taken by it in good faith in accordance with
     the  direction of the Holders of not less  than  a
     Majority  in  liquidation amount of the  Preferred
     Securities at the time outstanding relating to the
     time,  method  and  place of  conducting  any  pro
     ceeding  for any remedy available to the Guarantee
     Trustee,   or  exercising  any  trust   or   power
     conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                (iv)   no  provision of this  Guarantee
     Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 3.2.  Certain Rights of Guarantee Trustee.

          (a) Subject to the provisions of Section 3.1:

                (i)  The Guarantee Trustee may rely and
     shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, re quest, direction, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                (ii)   Any  direction  or  act  of  the
     Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officers' Certificate.

               (iii)  Whenever in the administration of
     this  Guarantee  Agreement the  Guarantee  Trustee
     shall deem it desirable that a matter be proved or
     established  before taking, suffering or  omitting
     any   action  hereunder,  the  Guarantee   Trustee
     (unless other evidence is herein specifically  pre
     scribed) may, in the absence of bad faith  on  its
     part,   request   and  rely  upon   an   Officers'
     Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                (iv)  The Guarantee Trustee shall  have
     no duty to see to any recording, filing or regis tration of any instrument (or any rerecording, refiling or reregistration thereof).

                (v)   The Guarantee Trustee may consult
     with counsel and the written advice or opinion  of
     such  counsel with respect to legal matters  shall
     be  full and complete authorization and protection
     in  respect  of  any action taken or  suffered  or
     omitted  by  it  hereunder in good  faith  and  in
     accordance with such advice or opinion.  Such coun
     sel  may be counsel to the Guarantor or any of its
     Affiliates  and may include any of its  employees.
     The  Guarantee Trustee shall have the right at any
     time   to   seek   instructions   concerning   the
     administration of this Guarantee Agreement from any court of competent jurisdiction.

                (vi)   The Guarantee Trustee  shall  be
     under  no obligation to exercise any of the rights
     or powers vested in it by this Guarantee Agreement
     at  the request or direction of any Holder, unless
     such  Holder shall have provided to the  Guarantee
     Trustee  reasonable security or indemnity  against
     the costs, expenses (including attorneys' fees and
     expenses)  and liabilities that might be  incurred
     by it in complying with such request or direction,
     including  such  reasonable  advances  as  may  be
     requested by the Guarantee Trustee; provided that,
     nothing   contained  in  this  Section  3.2(a)(vi)
     shall, however, relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                (vii)  The Guarantee Trustee shall  not
     be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, re quest, direction, consent, order, approval, bond, security or other papers or documents, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (viii)   The  Guarantee  Trustee   may
     execute  any of the trusts or powers hereunder  or
     perform any duties hereunder either directly or by
     or  through agents or attorneys, and the Guarantee
     Trustee   shall   not  be  responsible   for   any
     misconduct or negligence on the part of any  agent
     or   attorney  appointed  with  due  care  by   it
     hereunder.

                (ix)  Any action taken by the Guarantee
     Trustee  or  its agents hereunder shall  bind  the
     Holders  of  the  Preferred  Securities,  and  the
     signature  of the Guarantee Trustee or its  agents
     alone shall be sufficient and effective to perform
     any such action.  No third party shall be required
     to  inquire  as to the authority of the  Guarantee
     Trustee to so act or as to its compliance with any
     of  the  terms  and provisions of  this  Guarantee
     Agreement,  both  of which shall  be  conclusively
     evidenced  by  the  Guarantee  Trustee's  or   its
     agent's taking such action.

                (x)  Whenever in the administration  of
     this  Guarantee  Agreement the  Guarantee  Trustee
     shall  deem  it desirable to receive  instructions
     with  respect to enforcing any remedy or right  or
     taking  any other action hereunder, the  Guarantee
     Trustee  (i)  may  request instructions  from  the
     Holders of a Majority in liquidation amount of the
     Preferred   Securities,  (ii)  may  refrain   from
     enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accor dance with such instructions.

           (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

           Section 3.3. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                         ARTICLE IV
                      GUARANTEE TRUSTEE

          Section 4.1.  Guarantee Trustee; Eligibility.

           (a)   There  shall at all times  be  a  Guarantee
Trustee which shall:

                 (i)   not be an Affiliate of the  Guar
     antor; and

                (ii)   be a corporation organized and  doing
     business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institu tional trustee under the Trust Indenture Act, autho rized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and sub ject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so pub lished.

           (b) If at any time the Guarantee Trustee shall cease to be eligible so to act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 4.2.  Appointment, Removal and Resignation
of Guarantee Trustee.

           (a)  Subject  to  Section 4.2(b),  the  Guarantee
Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

           (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

           (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this
Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                          ARTICLE V
                          GUARANTEE

             Section 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

           Section 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guaran tee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

           Section 5.3. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guaran tor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

           (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securi ties or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Subordinated Debentures permitted by the Indenture);

           (c) any failure, omission, delay or lack of dili gence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy con ferred on the Holders pursuant to the terms of the Pre ferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

           (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

           (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

           (f) the settlement or compromise of any obli gation guaranteed hereby or hereby incurred; or

           (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this
     Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          Section 5.4.  Rights of Holders.

           (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

           (b) If the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agree ment, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

            Section   5.5.   Guarantee  of  Payment.    This
Guarantee Agreement creates a guarantee of payment and not of collection.

          Section 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provi sions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

            Section  5.7.   Independent  Obligations.    The
Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of
Section 5.3 hereof.


                         ARTICLE VI
          LIMITATION OF TRANSACTIONS; SUBORDINATION

           Section 6.1. Limitation of Transaction. So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Guarantor common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or any other contractual obligations of the Guarantor, other than a contractual obligation ranking pari passu, with or junior to the Subordinated Debentures),
(ii) as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of
Company capital stock or (iii) the purchase of fractional interests in shares of Company capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Subordinated Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Guarantee Agreement and other guarantee agreements entered into by the Guarantor with respect to preferred securities of any Affiliate of the Guarantor).

           Section 6.2. Ranking. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Subordinated Debentures, except those liabilities of the Guarantor made pari passu or subordinate by their terms,
(ii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.


                         ARTICLE VII
                         TERMINATION

            Section 7.1. Termination. This Guarantee Agreement shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Subordinated Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                        ARTICLE VIII
                       INDEMNIFICATION

          Section 8.1.  Exculpation.

          (a) No Indemnified Person shall be liable, respon sible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indem nified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distribu tions to Holders of Preferred Securities might properly be paid.

          Section 8.2.  Indemnification.

          (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agree ment and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemni fied in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemni fied Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemni fied Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).


                         ARTICLE IX
                        MISCELLANEOUS

            Section 9.1. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agree ment shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

           Section 9.2. Amendments. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case, no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in liquidation amount of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Decla ration with respect to meetings of Holders of the Preferred Securities apply to the giving of such approval.

           Section 9.3. Notices. All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

           (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

               The First National Bank of Chicago
               One First National Plaza, Suite 0126
               Chicago, Illinois  60670-0126
               Attention:  Corporate Trust Administration


          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

               Kansas City Power & Light Company
               1201 Walnut
               Kansas City, Missouri  64106-2124
               Attention:  Treasurer

           (c) If given to any Holder of Preferred Secu rities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

           Section  9.4.  Benefit.  This Guarantee Agreement
is  solely  for the benefit of the Holders of the  Preferred
Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

           Section  9.5.   Governing  Law.   THIS  GUARANTEE
AGREEMENT   SHALL   BE  GOVERNED  BY,  AND   CONSTRUED   AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                         KANSAS CITY POWER & LIGHT COMPANY


                         By: _______________________
                                Name:
                                Title:


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         Not  in its individual capacity but
                         solely as Guarantee Trustee



                         By: _______________________
                                 Name:
                                 Title: